EXHIBIT 21.

                     SUNBEAM CORPORATION AND SUBSIDIARIES

                        SUBSIDIARIES OF THE REGISTRANT

                                           JURISDICTION OF
COMPANY NAME                               INCORPORATION               DOING BUSINESS AS
------------                               ----------------            ------------------
Sunbeam Americas Holdings, Ltd.  ......    Delaware                            -
Goose Holdings, Inc. ..................    Delaware                            -
Sunbeam Products, Inc.  ...............    Delaware            Sunbeam Consumer Products Worldwide
OP II, Inc. ...........................    Florida                             -
Duck Holdings, Inc.  ..................    Delaware                            -